Exhibit 99.1

For Immediate Release

SL Industries Announces 2015 First Quarter Results

MT. LAUREL, NEW JERSEY, May 6, 2015 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the first quarter ended March 31, 2015 are summarized in the following paragraphs. Please read the Company's Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

First Quarter Results

Net sales for the quarter ended March 31, 2015 were $46.7 million compared with net sales for the quarter ended March 31, 2014 of $48.7 million.

Income from continuing operations and net income for the quarters ended March 31, 2015 and March 31, 2014 were flat. Income from continuing operations for the quarters ended March 31, 2015 and March 31, 2014 were $2.7 million, or $0.65 per diluted share. Net income for the quarters ended March 31, 2015 and March 31, 2014 were $2.5 million, or $0.61 per diluted share. Net income for the quarters ended March 31, 2015 and March 31, 2014 included a loss from discontinued operations of $0.2 million, or $0.04 per diluted share.

The Company generated EBITDA from continuing operations of $4.8 million for the first quarter of 2015, as compared to $4.7 million for the same period in 2014, an increase of $0.1 million, or 2%. The Company generated Adjusted EBITDA from continuing operations of $4.9 million for the first quarter of 2015, compared to $5.5 million for the same period in 2014, for a decrease of $0.6 million, or 11%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Guidance 2015

The Company anticipates, based on current information, full-year 2015 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $189 million to $231 million, $21.0 million to $27.0 million, and $22.0 million to $28.0 million, respectively. The Company's outlook for the second quarter of 2015 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $49 million to $54 million, $5.7 million to $6.3 million, and $6.0 million to $6.6 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,697	$31,950
Receivables, net	34,932	33,966
Inventories, net	24,475	23,597
Other current assets	11,976	10,856
Total current assets	94,080	100,369
Property, plant and equipment, net	8,028	8,070
Intangible assets, net	16,813	16,860
Other assets and deferred charges, net	6,621	6,477
Total assets	$125,542	$131,776

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$39,183	$44,249
Long-term liabilities	9,835	10,206
Shareholders' equity	76,524	77,321
Total liabilities and shareholders' equity	$125,542	$131,776

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
	2015	2014
	(In thousands, except per share amounts)

Net sales	$46,684	$48,746
Cost and expenses:
Cost of products sold	31,260	33,214
Engineering and product development	2,784	2,863
Selling, general and administrative	8,014	7,254
Depreciation and amortization	589	504
Restructuring charges	-	463
Total cost and expenses	42,647	44,298
Income from operations	4,037	4,448

Other income (expense):
Amortization of deferred financing costs	(27)	(21)
Interest income	13	2
Interest expense	(6)	(8)
Other gain (loss), net	131	(250)
Income from continuing operations before income taxes	4,148	4,171
Income tax provision	1,440	1,463
Income from continuing operations	2,708	2,708
(Loss) from discontinued operations, net of tax	(162)	(181)
Net income	$2,546	$2,527

Basic net income (loss) per common share
Income from continuing operations	$0.66	$0.65
(Loss) from discontinued operations, net of tax	(0.04)	(0.04)
Net income	$0.62	$0.61

Diluted net income (loss) per common share
Income from continuing operations	$0.65	$0.65
(Loss) from discontinued operations, net of tax	(0.04)	(0.04)
Net income	$0.61	$0.61

Shares used in computing basic net income (loss) per common share	4,093	4,128
Shares used in computing diluted net income (loss) per common share	4,160	4,161

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

Net income	$2,546	$2,527
Other comprehensive income, net of tax:
Foreign currency translation	(132)	(34)
Net unrealized loss on available-for-sale securities	-	(130)
Net unrealized gain reclassified into income on sale of available-for-sale securities	-	(66)
Comprehensive income	$2,414	$2,297

Segment Results
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)
Net sales
SLPE	$16,148	$17,584
High Power Group	18,993	20,310
SL-MTI	11,543	10,852
Net sales	46,684	48,746

Income from operations
SLPE	1,701	939
High Power Group	2,450	2,917
SL-MTI	1,854	2,095
Unallocated Corporate Expenses	(1,968)	(1,503)
Income from operations	4,037	4,448

Other income (expense):
Amortization of deferred financing costs	(27)	(21)
Interest income	13	2
Interest expense	(6)	(8)
Other gain (loss), net	131	(250)
Income from continuing operations before income taxes	$4,148	$4,171

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31,
	2015	2014
	(In thousands)

Income from continuing operations, net of tax	$2,708	$2,708

Add (deduct):
Interest income	(13)	(2)
Interest expense	6	8
Income tax provision	1,440	1,463
Depreciation and amortization	589	504
Amortization of deferred financing costs	27	21
EBITDA from continuing operations	4,757	4,702

Non-cash stock-based compensation expense	249	109
Unrealized (gain) loss on foreign exchange contracts	(131)	363
Restructuring costs	-	463
(Gain) on sale of available-for-sale securities	-	(106)
Adjusted EBITDA from continuing operations	$4,875	$5,531

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including non-cash stock-based compensation expense, unrealized (gain) loss on foreign exchange contracts, restructuring costs, and gain on sale of available-for-sale securities. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include (gain) loss, realized or unrealized, on foreign exchange contracts;
•	Adjusted EBITDA does not include restructuring charges;
•	Adjusted EBITDA does not include gain on sale of available-for-sale securities.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525